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                                                                    Exhibit 23.2
                                                                    ------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Pure Resources, Inc.

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No's. 333-48346, 333-34970, 333-37868 and 333-37870) of
Pure Resources, Inc., formerly referred to as Union Oil's Permian Basin business unit, of our report dated March 10, 2000, except for Note 20, which the date is September 13, 2001 in so far as it relates to December 31, 1999 and the years ended December 31, 1999 and 1998, relating to the financial statements, which appears in this Current Report on Form 8-K.

                                      PricewaterhouseCoopers LLP

Houston, Texas
September 13, 2001